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                                   EXHIBIT 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person executing this Power of Attorney hereby appoints Douglas K. Morton as his or her attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission as such attorney-in-fact may deem appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.


Signature                          Position                    Date
---------                          --------                    ----

/s/ Douglas K. Morton              Chairman, President         January 6, 1997
-----------------------------      and Chief Executive
Douglas K. Morton                  Officer


/s/ Donald B. McCarthy             Secretary and Treasurer     January 6, 1997
-----------------------------      (Principal Financial
Donald B. McCarthy                 Officer and Principal
                                   Accounting Officer)

/s/ Richard A. Dasen               Director                    January 6, 1997
-----------------------------
Richard A. Dasen


/s/ Richard D. Gunlikson           Director                    January 6, 1997
-----------------------------
Richard D. Gunlikson


/s/ Chuck Lee                      Director                    January 6, 1997
-----------------------------
Chuck Lee


/s/ Teruko Rogers                  Director                    January 6, 1997
-----------------------------
Teruko Rogers


/s/ Barry Smith                    Director                    January 6, 1997
-----------------------------
Barry Smith